Exhibit 99.4
Medco-Express Scripts Merger Agreement — Employee FAQ
PART 1 — THE TRANSACTION

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QUESTION	ANSWER	POSTED

1. Why does this deal make sense for Medco?	This is the combination the country needs now. There is a national mandate to lower the cost of healthcare while improving patient care. Now is the time for the private sector to provide the leadership and resources required to drive out the waste in healthcare and provide the best care in the world. The merger will build on our legacy of innovation, alignment with our clients, and an unwavering commitment to making medicine smarter, safer, and more affordable for American families.	7/29/2011

2. Is this a done deal?	This combination has been unanimously approved by our respective boards of directors. However, the merger is subject to shareholder ratification and other customary closing conditions.	7/29/2011

3. What’s the timeframe for all of this?	The merger is subject to regulatory and shareholder approvals, and other customary regulatory and other closing conditions. The current expectation is that they will take through the first half of 2012.	7/29/2011

4. What gives you confidence that this will pass muster with regulators?	The PBM industry is characterized by intense competition. There are many substantial PBM competitors now and there will remain many after the combination. We expect the combination to deliver significant benefits to payors and patients in a highly competitive marketplace. We look forward to a positive regulatory review.	7/29/2011

5. Is this ALL of Medco, all divisions/subsidiaries/new acquisitions? Or just the core PBM business or our account lists?	This merger includes all business operations	. 7/29/2011

6. Is there any transition team being formed?	As allowed, we are forming transition teams so that we could efficiently engage in the business integration that would be required upon closing of this transaction.	7/29/2011

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QUESTION	ANSWER	POSTED

7. Who will head the new company?	The corporate headquarters will be in St. Louis, MO and George Paz will serve as chairman and CEO of the combined organization.	7/29/2011

8. What happens to the Medco Board of Directors? Will any Medco people have a seat on the new company board?	The Express Scripts Board of Directors will be expanded to include two current Medco Board members.	7/29/2011
PART 2 — BENEFITS

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QUESTION	ANSWER	POSTED

9. Will my benefits change as a result of the merger?	We will continue to maintain our own benefit plans through the closing. Additional information will be provided as we work through the integration process. As in the past, in the normal course of business, there may be adjustments to items such as premiums, deductibles, co-pays and co-insurance. Keep in mind that Medco, like other companies, routinely reviews, evaluates, and updates its benefit programs on a continual basis.	7/29/2011

10. Will we transition to Express Scripts’ benefit plans?	We will continue to maintain and operate our own benefit plans through the transaction closing date. The merger agreement stipulates that for 2012, employee benefits shall be no less favorable, in the aggregate, than the employee benefits provided before the closing date (other than severance benefits and the Employee Stock Purchase Plan, which are addressed separately). “No less favorable, in the aggregate” generally means that even though some changes may occur, the overall value of the total benefits package will be equivalent.	7/29/2011

The severance programs currently in effect will be maintained for one year after the transaction closing.

Although Medco’s ESPP will end just before the closing, employees will become eligible to participate in the employee stock purchase plan offered

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QUESTION	ANSWER	POSTED

by Express Scripts. Additional information will be provided after the transaction closes.
PART 3 — COMPENSATION

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QUESTION	ANSWER	POSTED

11. What will happen to my compensation?	The merger agreement provides that the current compensation programs will remain through December 31, 2012. That means your base pay, bonus target opportunities and/or long term incentive opportunities you are eligible for as of the closing date will remain in effect through December 31, 2012.	7/29/2011

12. Will we still be eligible for the Medco bonus and incentive plans for fiscal year 2011?	Yes, those employees eligible for bonus and incentive plans in 2011 will continue to be eligible for those plans. For the 2011 Annual Incentive Plan, Medco will be funding the pool at 150% of target. Individual bonus awards under the annual incentive plan will continue to be based on business/division performance and individual performance.	7/29/2011
PART 4 — STOCK

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QUESTION	ANSWER	POSTED

13. What about my stock options and/or restricted stock units?	When the transaction closes, your Medco stock options and/or restricted stock units will be converted into Express Scripts stock options and restricted stock units with the same Medco vesting schedule and terms and conditions based on the stock award exchange ratio stipulated in the merger agreement. More detailed information will be provided.	7/29/2011

14. What will happen to my stock options and/or restricted stock units if I lose my job after the transaction closes?	If you are terminated (without cause) within 2 years after the transaction closes, the Medco Stock Plan provides for accelerated vesting of the stock options and restricted stock units that were granted to you prior to the transaction closing. In that case, stock options will remain exercisable for their full remaining term.	7/29/2011

15. I am a member of the employee stock purchase plan. What happens to	Each share you have purchased through the Employee Stock Purchase Plan (ESPP) will be converted on the	7/29/2011

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QUESTION	ANSWER	POSTED

the stock I’ve purchased?	effective date of the merger into $28.80 in cash and 0.81 Express Scripts shares as stipulated in the merger agreement. You may continue to participate in the Medco ESPP up to 20 days prior to the effective date of the merger. More detailed information will be provided.
PART 5 — EMPLOYMENT

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QUESTION	ANSWER	POSTED

16. Will Medco employees lose their jobs and/or will particular Medco sites be closed?	We will continue to operate with business as usual through the merger closing date consistent with meeting our customer requirements. Though there have been rumors and speculation, they remain exactly that. The integration process, which may take many months, will focus on bringing together the best processes and the best people to the benefit of the combined company’s clients, patients and shareholders.	7/29/2011

17. Will I maintain my years of service with Medco as an employee in the new, combined organization?	The new, combined entity will recognize your years of service with Medco and its subsidiaries for the purposes of eligibility, vesting and level of benefits under the new entity’s programs, to the same extent that Medco recognizes that service under its current programs.	7/29/2011
Cautionary Statement Regarding Forward-Looking Statements
This document contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements, as they relate to Medco Health Solutions, Inc. or Express Scripts, Inc., the management of either such company or the transaction, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Medco and Express Scripts undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the pharmacy benefit management and specialty pharmacy industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, the possibility that (1) Medco and Express Scripts may be unable to obtain stockholder or regulatory approvals required for the merger or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed merger may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of Medco and Express Scripts; (4) the proposed merger may involve unexpected costs; (5) the businesses may suffer as a result of uncertainty surrounding the proposed merger; and (6) the industry may be subject to future risks that are described in SEC reports filed by Medco and Express Scripts.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Medco and Express Scripts described in their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission.
Additional Information and Where to Find It
In connection with the proposed merger, Express Scripts, Inc. will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Medco and Express Scripts, and a prospectus of Express Scripts, as well as other relevant documents concerning the proposed merger. Stockholders are urged to read the registration statement and the proxy statement/prospectus contained therein regarding the merger when they become available and any other relevant documents as well as any amendments or supplements to those documents, because they will contain important information.
You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Medco and Express Scripts, at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, in the Investor Relations portion of the Medco website at http://www.medcohealth.com under the heading “Investors” and then under “SEC Filings.” Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can also be obtained, free of charge, by directing a request to Investor Relations, 100 Parsons Pond Drive, Franklin Lakes, NJ, 07417, 201-269-3400.
Participants in Solicitation
Medco and Express Scripts and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Medco in connection with the proposed merger. Information about the directors and executive officers of Medco and their ownership of Medco common stock is set forth in the proxy statement for the Medco 2011 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 8, 2011. Information about the directors and executive officers of Express Scripts and their ownership of Express Scripts common stock is set forth in the proxy statement for the Express Scripts’ 2011 annual meeting of stockholders, as filed with the SEC on Schedule 14A on March 21, 2011. Additional information regarding the interests of those persons and other persons who may be deemed participants in the merger may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.